UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: January 28, 2025
(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
P.O. Box 619100
Dallas, TX
75261-9100
(Address of principal executive offices)
(Zip code)

Registrant’s telephone number, including area code: (972) 281-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KMB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

This Amendment No. 1 to Form 8-K amends the Form 8-K dated January 28, 2025, in which Kimberly-Clark Corporation (the “Corporation”) reported that Andrew Scribner had been elected the Corporation’s Vice President and Controller, effective June 1, 2025.

On April 30, 2025, the Management Development and Compensation Committee of the Corporation’s Board of Directors approved 2025 long term incentive awards for our elected officers. Mr. Scribner received a long-term incentive award grant of 2,118 performance-based restricted share units and 2,118 time-vested restricted share units. Mr. Scribner’s base salary will be $535,000 per year. As a participant in the Corporation’s annual incentive plan, Mr. Scribner will be eligible for an annual bonus, based on company performance. His target bonus under the plan has been set at 55% of his base salary. He will also participate in the Corporation’s supplemental 401(k) plan and other benefit plans available to the Corporation’s employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date:	May 6, 2025	By:	/s/ Grant B. McGee
Grant B. McGee Senior Vice President and General Counsel